EXHIBIT 99.2

HURON CONSULTING GROUP INC.
UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma financial information reflects the estimated effect of the acquisition of Glass & Associates, Inc. (“Glass”) by Huron Consulting Group Inc. (the “Company”).

The unaudited pro forma consolidated balance sheet as of December 31, 2006 combines the respective balance sheets of the Company and Glass as if the acquisition was consummated as of the balance sheet date. The unaudited pro forma consolidated statement of income for the year ended December 31, 2006 combine the respective statements of income of the Company and Glass as if the acquisition was consummated at the beginning of the period presented.

The unaudited pro forma balance sheet and consolidated statement of income are based on the purchase method of accounting and the pro forma adjustments as described in the accompanying notes. Such pro forma adjustments give effect to transactions that are directly attributable to the acquisition and are factually supportable.

Pursuant to the stock purchase agreement, additional purchase consideration is payable in cash to the sellers of Glass if specific performance targets are met over the next four years. The amount of additional purchase consideration that may become payable is not determinable at this time and therefore, the pro forma statements do not reflect the potential impact of such contingent payments.

The allocation of the purchase price is preliminary and is subject to refinement pending the completion of a valuation of the intangible assets acquired.

The unaudited pro forma financial information should be read in conjunction with Glass’ audited financial statements and notes thereto as of and for the year ended December 31, 2006, which are filed as Exhibit 99.1 to this Current Report on Form 8-K/A, as well as the Company’s consolidated financial statements and notes thereto as of and for the year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K.

The unaudited pro forma consolidated financial information is not necessarily indicative of what actually would have occurred if the acquisition had been effective for the periods presented and should not be taken as representative of our future consolidated results of operations or financial position.

Huron Consulting Group Inc.
Unaudited Pro Forma Consolidated Balance Sheet
As of December 31, 2006
(In thousands)

	Company	Glass	Pro Forma Adjustments	Note	Pro Forma Consolidated
Assets
Current assets:
Cash and cash equivalents	$16,572	$2,533	$(10,000)	1	$9,105
Receivables from clients, net	41,848	543	—		42,391
Unbilled services, net	22,627	498	—		23,125
Income tax receivable	3,637	—	—		3,637
Deferred income taxes	15,290	—	—		15,290
Other current assets	6,435	243	—		6,678
Total current assets	106,409	3,817	(10,000)		100,226
Property and equipment, net	27,742	215	—		27,957
Deferred income taxes	5,433	—	—		5,433
Deposits and other assets	2,294	23	(364)	1	1,953
Intangible assets, net	4,238	—	5,000	2	9,238
Goodwill	53,328	4,721	(4,721)	3	81,928
			28,600	2
Total assets	$199,444	$8,776	$18,515		$226,735

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,684	$561	$—		$3,245
Accrued expenses	12,712	155	677	1	16,994
			3,200	1
			250	1
Accrued payroll and related benefits	41,649	1,746	—		43,395
Deferred revenues / client retainers	4,035	651	—		4,686
Current portion of bank borrowings	8,000	1,000	(1,000)	3	8,000
Current portion of notes payable and capital lease obligations	1,282	2,637	(2,637)	3	1,282
Total current liabilities	70,362	6,750	490		77,602
Non-current liabilities:
Deferred compensation and other liabilities	1,169	—	—		1,169
Notes payable and capital lease obligations, net of current portion	1,000	618	(618)	3	1,000
Bank borrowings, net of current portion	—	—	20,000	1	20,000
Deferred lease incentives	10,333	51	—		10,384
Total non-current liabilities	12,502	669	19,382		32,553
Stockholders’ equity	116,580	1,357	(1,357)	3	116,580
Total liabilities and stockholders’ equity	$199,444	$8,776	$18,515		$226,735

See accompanying notes.

Huron Consulting Group Inc.
Unaudited Pro Forma Consolidated Statement of Income
For The Year Ended December 31, 2006
(In thousands, except per share amounts)

	Company	Glass	Pro Forma Adjustments	Note	Pro Forma Consolidated
Revenues and reimbursable expenses:
Revenues	$288,588	$24,331	$—		$312,919
Reimbursable expenses	33,330	2,067	—		35,397
Total revenues and reimbursable expenses	321,918	26,398	—		348,316
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	163,569	19,584	(2,235)	4	178,143
			(2,775)	5
Intangible assets amortization	2,207	—	1,300	6	3,507
Reimbursable expenses	33,506	2,067	—		35,573
Total direct costs and reimbursable expenses	199,282	21,651	(3,710)		217,223
Operating expenses:
Selling, general and administrative	65,926	4,444	(33)	5	69,837
			(500)	7
Depreciation and amortization	9,201	86	1,190	6	10,477
Total operating expenses	75,127	4,530	657		80,314
Operating income	47,509	217	3,053		50,779
Other expense	(687)	(131)	(1,180)	8	(1,998)
Income before provision for income taxes	46,822	86	1,873		48,781
Provision benefit for income taxes	20,133	—	801	9	20,934
Net income	$26,689	$86	$1,072		$27,847

Earnings per share:
Basic	$1.63				$1.70
Diluted	$1.54				$1.61

Weighted average shares used in calculating earnings per share:
Basic	16,359				16,359
Diluted	17,320				17,320

See accompanying notes.

Huron Consulting Group Inc.
Notes to Unaudited Pro Forma Financial Information

(1)	This adjustment is to record the funding and costs of the acquisition, which consisted of the following (in thousands):

Cash paid at closing	$10,000
Borrowings	20,000
Working capital adjustment accrual	677
IRS Section 338(h)(10) election	3,200
Transaction costs	364
Finders fee	250
Total purchase price	$34,491

In connection with the acquisition, the Company borrowed $20.0 million under its bank credit agreement to fund the acquisition of Glass. Such borrowings bear a current interest rate of 5.9%.  Also, pursuant to the stock purchase agreement, the purchase price will include a working capital adjustment.

(2)	The purchase price was allocated, based on a preliminary valuation, as follows (in thousands):

Net assets purchased	$3,404
Liabilities assumed	(2,513)
Customer contracts	1,300
Customer relationships	1,500
Non-competition agreements	2,200
Goodwill	28,600
Total purchase price	$34,491

(3)	This adjustment is to eliminate Glass’ debt, which the Company did not assume, and to eliminate Glass’ historical goodwill and equity as part of purchase accounting.

(4)
This adjustment is to record contractual obligations pursuant to employment agreements entered into between the Company and certain Glass employees in connection with the   acquisition and to reverse their respective salaries recorded on Glass’ financial statements.

(5)	This adjustment is to reverse bonuses paid by Glass to its employees relating to the acquisition.

(6)	This adjustment is to record estimated amortization expense for identifiable intangible assets, calculated as follows (in thousands):

Intangible Asset	Value	Estimated Useful Life	2006 Amortization

Customer contracts	$1,300	6 months	$1,300

Customer relationships	$1,500	24 months	$750
Non-competition agreements	$2,200	60 months	440
			$1,190

Huron Consulting Group Inc.
Notes to Unaudited Pro Forma Financial Information (continued)

(7)	This adjustment is to reverse legal fees incurred by Glass relating to the acquisition.

(8)	This adjustment is to record interest expense relating to borrowings of $20.0 million on the acquisition date, calculated as follows (in thousands):

Borrowings	$20,000
Interest rate (on acquisition date)	5.9%
Interest expense	$1,180

The $20.0 million of borrowings bear interest at LIBOR plus a spread, which is based on the Company’s debt to earnings before interest, depreciation and amortization ratio, as specified in the credit agreement. A variance of 0.125% in the interest rate would have a $25,000 pro forma effect on pre-tax income.

(9)
This adjustment is to record the income tax effect of the afore-mentioned pro forma adjustments and also to record an income tax provision as if Glass had filed its income tax returns on a consolidated basis with the Company, calculated as follows (in thousands):

Salaries adjustment (see note 4 above)	$(2,235)
Bonus adjustment (see note 5 above)	(2,808)
Intangible assets amortization expense (see note 6 above)	2,490
Legal fees reversal (see note 7 above)	(500)
Interest expense (see note 8 above)	1,180
Income before taxes, before pro forma adjustments	(86)
Subtotal (income) / expense	(1,959)
Tax rate	40.9%
Provision for taxes	$801